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                                                                    EXHIBIT 23.1

                        ASPECT COMMUNICATIONS CORPORATION

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-36437, 33-36438, 33-39243, 33-69010, 33-50048, 33-94810, 333-07407,
333-24315, 333-38041, 333-91681, 333-53195, 333-33646, 333-50178, and 333-57545
on Form S-8 and Nos. 333-19893, 333-31381, 333-38909, 333-52093, 333-66461 and
333-74603 on Form S-3 of Aspect Communications Corporation of our report dated January 21, 2002 (March 9, 2002 as to Note 20), included in this Annual Report on Form 10-K of Aspect Communications Corporation for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP


San Jose, California
March 25, 2002